UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 7, 2008

REPLIGEN CORPORATION

(Exact name of registration as specified in charter)

Delaware	0-14656	04-2729386
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 250-0111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 7, 2008 (the “Effective Date”), Repligen Corporation (“Repligen”) and the University of Michigan (“Michigan”) entered into a settlement agreement (“Settlement Agreement”) with Bristol-Myers Squibb Company (“Bristol”) relating to the lawsuit against Bristol for infringement of U.S. Patent No. 6,685,941 (“the ‘941 patent”) based on Bristol’s sale of Orencia®. The Settlement Agreement provides for Bristol to make an initial payment of $5,000,000 and to pay royalties on the U.S. net sales of Orencia® for any clinical indication at a rate of 1.8% for the first $500,000,000 of annual sales, 2.0% for the next $500,000,000 of annual sales and 4% of U.S. annual sales in excess of $1 billion for each year from January 1, 2008 until December 31, 2013. The settlement also provides for the grant by Repligen and Michigan to Bristol of an exclusive worldwide license under certain patent rights of Repligen and Michigan. The settlement serves as the basis for Repligen and Michigan to dismiss the lawsuit against Bristol.

In January 2006, Repligen and Michigan filed a complaint in the United States District Court for the Eastern District of Texas against Bristol alleging infringement of the ‘941 patent based on its sale of Orencia®. The claims of the ‘941 patent relate to the use of CTLA4-Ig (Orencia®) for the treatment of specific auto-immune diseases, including rheumatoid arthritis. The ‘941 patent is owned by Michigan and the United States Department of the Navy and is exclusively licensed to Repligen.

Item 7.01.	Regulation FD Disclosure.

On April 8, 2008 Repligen announced in a press release that on April 7, 2008, Repligen, Michigan and Bristol executed a Settlement Agreement, which serves as the basis for Repligen and Michigan to dismiss the lawsuit against Bristol. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release by Repligen Corporation, April 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Dated: April 11, 2008	By:	/s/ Walter C. Herlihy
Walter C. Herlihy President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated April 8, 2008